Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-170905) pertaining to FXCM Inc. Long Term Incentive Plan, of our report dated March 31, 2011, with respect to the consolidated financial statements of FXCM Inc. (prior to December 7, 2010, FXCM Holdings, LLC and subsidiaries) included in this Annual Report (Form 10-K) of FXCM Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP
New York, New York
March 31, 2011